UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2023

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 5470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On December 11, 2023, the Board of Directors (the “Board”) of Loop Media, Inc. (the “Company”) appointed Randy Greenberg as Chief Operating Officer and Chief Marketing Officer of the Company, effective on the date that the Company files its annual report on Form 10-K for the year ended September 30, 2023, with the Securities and Exchange Commission, which is expected to be on or about December 18, 2023. Mr. Greenberg joined the Company in July of 2023 to serve as the Head of Marketing and Operations.

Prior to joining the Company, in 2022, Mr. Greenberg founded Hyype Space, LLC, a marketing technology app, for which he also served as its Chief Executive Officer. He continues to serve as chairman of the board of directors of Hyype Space, LLC. Prior to 2023, Mr. Greenberg was the founder, executive producer, advisor, and entertainment consultant at The Greenberg Group, a global entertainment content and investment advisory company, where, from 2013 to 2023, he provided commercial and operational advice and services to various entertainment companies and investors. While at The Greenberg Group, Mr. Greenberg was an executive producer on several films, including “The Meg” and “Meg 2: The Trench,” in addition to being a co-executive producer on the Netflix TV series, “A Tale Dark & Grimm.” Prior to founding The Greenberg Group, Mr. Greenberg was involved in the business strategy, marketing and executive operations of various companies, including the Resolution Talent Agency, where he was co-founder and Co-Head of Operations from August 2011 to October 2013. From 2006 to 2011, Mr. Greenberg served as Executive Vice President of Worldwide Marketing and Business Affairs at Platinum Studios, a publicly traded comic book entertainment company. Prior to that, from 2001 to 2004, Mr. Greenberg was SVP and Head of International Theatrical Marketing and Distribution at Universal Pictures, where he was responsible for the profit and loss at the billion-dollar division, served on its motion picture greenlight committee and was a member of the board of directors of its international theatrical joint venture.  Mr. Greenberg has taught the course “The Business of Entertainment” at UCLA Extension since 2014 and started his media career as an intern in accounting at Warner Brothers. Mr. Greenberg holds a Bachelor of Science and Arts in Marketing from the University of Denver.

The Company entered into an employment letter agreement with Mr. Greenberg for his initial position at the Company as the Head of Marketing and Operations (the “HMO Employment Letter Agreement”), which was effective as of July 1, 2023. Pursuant to the terms of the HMO Employment Letter Agreement, the Company may change Mr. Greenberg’s position, duties, work location and compensation from time to time in its discretion. Upon his appointment as Chief Operating Officer and Chief Marketing Officer of the Company, all the other terms of Mr. Greenberg’s employment as set forth in the HMO Employment Letter Agreement remain the same.

Pursuant to the HMO Employment Letter Agreement, Mr. Greenberg’s employment does not have a fixed term and he is employed on an “at will” basis. Mr. Greenberg is entitled to receive an annual base salary of $365,000 as well as discretionary bonuses as may be awarded from time to time by the Compensation Committee of the Board, or by the Board. As part of the Company’s efforts to reduce its overall SG&A costs, effective September 1, 2023, Mr. Greenberg’s base salary was reduced to $292,000, along with reductions in salaries of other members of senior management, for an indefinite period of time. This reduction was still in place as of the date of this Report. Mr. Greenberg is eligible to participate in all benefit plans that the Company offers to its executive officers, including any incentive compensation plans. On July 1, 2023, in connection with entering into the HMO Employment Letter Agreement, Mr. Greenberg was granted options under the Company's Amended and Restated 2020 Equity Incentive Compensation Plan to purchase 305,343 shares of common stock, with an exercise price of $2.39 per share, vesting over a four-year period, with one quarter (1/4) of the shares subject to the option vesting on the one-year anniversary of the date of grant, and the remaining shares vesting equally over the following thirty-six (36) months of continuous service.

The HMO Employment Letter Agreement terminates upon death or disability and may be terminated by the Company with or without Cause, and by Mr. Greenberg with or without Good Reason (all as defined in the HMO Employment Letter Agreement) and with or without advance notice. If Mr. Greenberg’s employment is terminated without Cause or as a result of the death or disability of Mr. Greenberg, he will receive unpaid and accrued base salary through date of termination as well as six (6) months’ severance, payable in six equal installments on the Company’s regular payroll schedule, and will be subject to applicable tax withholdings. If we terminate Mr. Greenberg for Cause or Mr. Greenberg resigns without Good Reason, unpaid and accrued base salary through the date of termination.

In addition, if Mr. Greenberg’s employment is terminated during a “Change in Control Period” (as defined in the HMO Employment Letter Agreement), compensation is similar to that in a termination without Cause or resignation for Good Reason, except Mr. Greenberg will be entitled to receive a lump sum payment equal to twelve (12) months of his then-current base salary, payable within 60 days following Separation of Service (as defined in the HMO Employment Letter Agreement). In addition, the Company will fully accelerate the vesting of all of Mr. Greenberg’s outstanding equity awards. Mr. Greenberg’s right to receive any severance benefit under the HMO Employment Letter Agreement is subject to the execution and delivery to the Company of a general release of claims. Mr. Greenberg was also required to execute the Company’s standard non-solicitation and other restrictive covenants agreement to which he is subject for the duration of his employment and for a 24-month period following termination for any reason.

The foregoing description of the HMO Employment Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the HMO Employment Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Greenberg has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are there any such transactions currently proposed. There are no arrangements or understandings between Mr. Greenberg and any other persons pursuant to which Mr. Greenberg was appointed as Chief Operating Officer and Chief Marketing Officer, and there are no family relationships between Mr. Greenberg and any of our directors or executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	HMO Employment Letter Agreement, effective July 1, 2023, between Loop Media, Inc. and Randy Greenberg.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 15, 2023	LOOP MEDIA, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO